COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER STATE MUNICIPAL BOND FUND, TEXAS
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL
BOND INDEX

EXHIBIT A:

                                          DREYFUS
                                          PREMIER STATE
 PERIOD         LEHMAN BROTHERS           MUNICIPAL BOND FUND,
                MUNICIPAL                 TEXAS SERIES
                BOND INDEX *              (CLASS A SHARES)

5/28/87          10,000                     9,550
4/30/88          10,929                    11,876
4/30/89          11,905                    13,395
4/30/90          12,762                    14,405
4/30/91          14,229                    16,067
4/30/92          15,581                    17,829
4/30/93          17,553                    20,288
4/30/94          17,932                    20,820
4/30/95          19,124                    22,409
4/30/96          20,644                    24,215
4/30/97          22,014                    26,091

*Source: Lehman Brothers